UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2007

CONSOLIDATED CAPTIAL PROPERTIES IV

 (Exact name of Registrant as specified in its charter)

            California

  0-11002

  94-2768742

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Consolidated Capital Properties IV, a California limited partnership  (the “Registrant”), owns a 100% interest in ConCap Citadel Associates, Ltd., a Texas limited partnership (the “Partnership”).  The Partnership owns Citadel Apartments (“Citadel”), a 261-unit apartment complex located in El Paso, Texas.  As previously reported, on December 11, 2006 the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Cash Investments of El Paso, LLC, a Texas limited liability company (the “Purchaser”), to sell Citadel to the Purchaser for a total sales price of $12,250,000.

On January 12, 2007 the Partnership and the Purchaser agreed to amend the Purchase Agreement (the “First Amended Purchase Agreement’).  The First Amended Purchase Agreement extends the feasibility period from January 15, 2007 until January 19, 2007.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.127a

First Amendment to Purchase and Sale Contract between ConCap Citadel Associates, Ltd., a Texas limited partnership, and Cash Investments of El Paso, LLC, a Texas limited liability company dated January 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Capital Properties IV

(a California limited partnership)

By:

ConCap Equities, Inc.

General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  January 19, 2007